                                                                    EXHIBIT 21


                              LIST OF SUBSIDIARIES
                                       OF
                               REDWOOD TRUST, INC.


                                  Sequoia Mortgage Funding Corporation
                                  Sequoia Mortgage Trust 1
                                  Sequoia Mortgage Trust 2


























                                      113